Exhibit 10.1
CONVERSION AGREEMENT
                                              (including any other persons or entities converting Debentures hereunder for whom the undersigned Holder holds contractual and investment authority, the “Holder”) enters into this Conversion Agreement (the “Agreement”) with Genesco, Inc. (the “Company”) on                     , 2009 whereby the Holder will convert (the “Conversion”) the Company’s 4.125% Convertible Subordinated Debentures due June 15, 2023 (the “Debentures”) into shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in accordance with the terms of the Indenture dated June 24, 2003 among the Company and The Bank of New York, as Trustee (the "Indenture”), and the Company will make a cash payment to the Holder.
     On and subject to the terms hereof, the parties hereto agree as follows:
Article I: Conversion of the Debentures into Common Stock
     At the Closing (as defined herein), the Holder hereby agrees to convert the following Debentures into the number of shares of Common Stock described below in accordance with the terms of the Indenture, and the Company hereby agrees to pay, in cash, interest on such Debentures, at the rate specified in the Indenture, from the last interest payment date under the Indenture through ___, 2009:

Principal Amount of Debentures to be Converted:	$
(the “Converted Debentures”).

Number of Shares to be Issued in the Conversion:
(the “Shares”).

Cash Payment of Interest on Converted Debentures:	$
(the “Cash Payment”).
     The closing of the Conversion (the “Closing”) shall occur no later than three business days after the date of this Agreement. At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Converted Debentures free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with all duly executed documentation required under the Indenture for an effective conversion of the Converted Debentures into the Shares and any other documents of conveyance or transfer that the Company may deem necessary or desirable, and (b) the Company shall issue to the Holder the Shares and the Cash Payment.
Article II: Covenants, Representations and Warranties of the Holder
     The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, and all such covenants, representations and warranties shall survive the Conversion.
     Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing under the laws of its state of organization, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Conversion contemplated hereby. If the Holder that is signatory hereto is executing this Agreement to effect the conversion of Converted Debentures beneficially owned by one or more other persons or entities (who are thus included in the definition of “Holder” hereunder), (a) such signatory Holder has all requisite discretionary authority to enter into this Agreement on behalf of, and bind, each other person or entity that is a beneficial owner of Converted Debentures, and (b) Schedule A to this Agreement is a true, correct and complete list of (i) the name of each person or entity delivering (as beneficial owner) Converted Debentures hereunder, (ii) the principal amount of such Holder’s Converted Debentures, (iii) the number of shares of Common Stock to be issued to such Holder in respect of its Converted Debentures, and (iv) the amount of the Cash Payment to be made to such Holder in accordance with this Agreement.
     Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity (the “Enforceability Exceptions”). This Agreement and consummation of the Conversion will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.
     Section 2.3 Title to the Debentures. The Holder is the sole legal and beneficial owner of the Converted Debentures, and the Holder has good, valid and marketable title to the Converted Debentures, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Converted Debentures or its rights in the Converted Debentures, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Converted Debentures. Upon the Holder’s delivery of the Converted Debentures to the Company pursuant to the Conversion, the Converted Debentures shall be free and clear of all Liens created by the Holder.
     Section 2.4 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
     Section 2.5 No Affiliate, Related Party or 5% Stockholder Status. The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer, or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, the Holder did not acquire any of the Converted Debentures, directly or indirectly, from an Affiliate of the Company. The Holder and its Affiliates collectively beneficially own and will beneficially own as of the date of the Closing (but without giving effect to the Conversion) less than 5% of the Common Stock. The Holder is not a subsidiary, affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock (each such director, officer or beneficial owner, a “Related Party”). To its knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity of the Holder.
     Section 2.6 No Illegal Transactions. The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Holder was first contacted by either the Company, Lazard Frères & Co. LLC or Lazard Capital Markets LLC or any other person regarding an investment in the Company. Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Holder’s compliance with its obligations under the U.S. federal securities laws and the Holder’s internal policies, “Holder” shall not be deemed to include any subsidiaries or affiliates of the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Holder’s legal or compliance department (and thus have not been privy to any information concerning the Conversion).
     Section 2.7 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Conversion and has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, all filings made pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Conversion, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Conversion and to make an informed investment decision with respect to the Conversion and (d) the Holder is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, except for (i) the publicly available filings made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.
Article III: Covenants, Representations and Warranties of the Company
     The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, and all such covenants, representations and warranties shall survive the Conversion.
     Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Conversion contemplated hereby.
     Section 3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Conversion will not violate, conflict with or result in a breach of or default under (i) the Company’s charter or bylaws, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.
     Section 3.3 Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Conversion (to the extent not previously publicly disclosed).
     Section 3.4 Restrictions on Future Transactions with Holders of Debentures. The Company will not enter into any agreement after the date hereof with any holder of the Debentures for the retirement or conversion of Debentures that provides for such holder to receive as consideration for such retirement or conversion either (i) a number of shares of Common Stock in excess of the number of shares of Common Stock into which the Debentures are then convertible pursuant to the Indenture or (ii) any other form of consideration (including, without limitation, cash) having a value per Debenture being retired or converted that, when divided by the number of days from the last interest payment date prior to such retirement or conversion through the date of closing of such retirement or conversion, exceeds the quotient of the cash amount per Converted Debenture being paid under this Agreement divided by the number of days from the last interest payment date prior to the date of this Agreement through the date of the Closing.

Article IV: Miscellaneous
     Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Conversion embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
     Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
     Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
     Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“HOLDER”:		“COMPANY”: GENESCO, INC.

By:		By:

	Name:		Name:
	Title:		Title:

SCHEDULE A
Converting Beneficial Owners

Name of	Principal Amount of	Number of Shares of
Beneficial Owner	Converted Debentures	Common Stock	Cash Payment

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